CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" and to the use of our report dated February 2, 1995, in this Registration Statement (Form N-1A 33-11677) of Premier Strategic Growth Fund (formerly Dreyfus Strategic Growth L.P.)




                                          ERNST & YOUNG LLP

New York, New York
December 18, 1995